                               [ORRICK LETTERHEAD]


                                 August 30, 2001



Brinson Advisors, Inc.
1285 Avenue of the Americas
New York, New York 10019


           Re:    UBS PaineWebber RMA California Municipal
                  Money Fund, a series of the UBS PaineWebber
                  Managed Municipal Trust (the "California Fund")



                  We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the California Fund filed as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the California Fund in the Registration Statement and the Prospectus for the California Fund.




                                    Very truly yours,



                                    /s/ Orrick, Herrington & Sutcliffe LLP